UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 1, 2011

SATCON TECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11512	04-2857552
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

27 Drydock Avenue, Boston, Massachusetts	02210-2377
(Address of Principal Executive Offices)	(Zip Code)

(617) 897-2400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Amendment to Convertible Note

As previously disclosed, on June 30, 2011, Satcon Technology Corporation (the “Company”) issued a Subordinated Convertible Note in the original principal amount of $16,000,000 (the “Note”) to an institutional investor (the “Holder”).  On December 1, 2011, the Company and the Holder agreed to amend certain provisions of the Note (the “Amendment”) to, among other things, facilitate the Company’s ability to make monthly installment payments in shares of common stock and provide the Holder with additional opportunities to convert the principal amount outstanding into common stock.  Specifically, the Amendment:

•                  reduced the minimum average daily volume equity condition for the 5-trading day period preceding the installment payment date from $1,000,000 to $300,000 per day;

•                  provided the Holder with the ability, on ten (10) separate occasions, to convert any portion of the Note at a price equal to 92% of the last closing bid price on the trading day immediately preceding the applicable conversion date (if lower than the then current conversion price);

•                  amended the “company conversion price,” which is the price per share pursuant to which the Company can elect to make an installment payment in shares of common stock, to be the lower of (i) the then current conversion price and (ii) 82% of “market price” (as defined therein) (prior to the Amendment, clause (ii) was 88% of the market price); and

•                  added an “accelerated conversion option” pursuant to which the Holder may, at its option, during the ten (10) trading days immediately following each installment payment date elect to have an amount equal to up to two (2) additional installment amounts to be converted into common stock at the “company conversion price” (as described above) in effect for the immediately preceding installment payment date.

The description of the Amendment is not complete and is qualified in its entirety by reference to the full text of the Amendment, which is attached as an exhibit to this Current Report on Form 8-K.  Readers should review the Amendment for a complete understanding of the terms and conditions of the Amendment.

Item 3.02          Unregistered Sales of Equity Securities.

The information contained in Item 1.01 above is incorporated herein by reference.  The Note was offered and sold to an accredited investor pursuant to an exemption from the registration requirements under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.

Item 9.01   Financial Statements and Exhibits.

(d)           Exhibts

Exhibit No.	Description

10.1	Amendment Agreement, dated as of December 1, 2011, by and between the Company and the Holder.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SATCON TECHNOLOGY CORPORATION

Date: December 2, 2011	By:	/s/ John W. Peacock
John W. Peacock
Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment Agreement, dated as of December 1, 2011, by and between the Company and the Holder.